Exhibit 99.1

NASDAQ: EYES Enriching the Lives of the Blind March 2018 NASDAQ: EYES

NASDAQ: EYES Forward Looking Statements 2 This press release contains forward - looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward - looking statements. While management has based any forward - looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward - looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward - looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10 - K, to be filed on or before April 2, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward - looking statements. We caution readers not to place undue reliance upon any such forward - looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward - looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

NASDAQ: EYES Second Sight Medical Products, Inc. • We are a developer, manufacturer and marketer of implantable visual prosthetics • We have created a “Bionic Eye” called the Argus® II that allows blind patients to see 1 • The Argus II is the first & only FDA - approved retinal prosthesis available 3 1) The Argus® II System, treats outer retinal degenerations, such as retinitis pigmentosa (a hereditary disease that causes a progressive degeneration of the light - sensitive cells of the retina, leading to significant visual impairment and ultimately blindness).

NASDAQ: EYES What We Offer Blind Individuals? • The Argus II system enables useful vision for patients that are completely blind today 1 o Retinal degenerations, such as retinitis pigmentosa (RP ) o Working on expanding addressable market with Orion I to treat nearly all blind individuals (e.g. glaucoma, diabetic retinopathy, cancer, trauma) • Patients use the Argus II to achieve: o Improved orientation & mobility o Greater independence o Significant improvements in quality of life o Restored social connections 1) The Argus® II System, treats outer retinal degenerations, such as retinitis pigmentosa (a hereditary disease that causes a progressive degeneration of the light - sensitive cells of the retina, leading to significant visual impairment and ultimately blindness). 4 Normal Vision Representation of What an Argus II Patient May See (Yellow Box)

NASDAQ: EYES Large Targeted Patient Population of 8+ Million 5 Total Targeted Patient Population: ~8.2M Age - Related Macular Degeneration (AMD) AMD causes loss of central vision and progresses to blindness Other Forms of Untreatable Blindness Eye trauma, optic nerve disease, glaucoma, diabetic retinopathy, or forms of cancer & other causes 400K Profound Vision Loss – RP Population Broader population with little or no usable vision End - Stage Retinitis Pigmentosa (<0.2M) Bare light or no light perception (completely blind) 5.8M

NASDAQ: EYES ARGUS II Technology A patient’s functional vision is restored via bypassing the damaged part of the retina to send visual signals to the healthy retinal cells 6 Miniature video camera in a patient’s glasses captures images and converts them to electronic pulses Electronic pulses bypass dead photoreceptors and stimulate the living cells in the retina, resulting in light perception patterns in the brain. 1 3 These images are sent to the video processing unit (VPU) and then wirelessly to implant in patient’s eye 2 Argus II System Glasses and Video Processing Unit Electronics Case Electrode Array Receiver (coil)

NASDAQ: EYES Orion Technology – The Next Generation Leveraging Argus II technology, our breakthrough Orion platform bypasses the damaged eye and/or optic nerve to send visual signals directly to the brain 7 2 1 These pulses are sent to the video processing unit (VPU) and implant on the surface of the patients brain, bypassing the eye and the optic nerve These pulses stimulate the visual cortex, resulting in the perception of patterns of light in the brain 3 Miniature video camera in a patient’s glasses captures images and converts them to electronic pulses Orion I Technology Electrode array implant on surface of brain Orion has the potential to restore useful vision to more than 5.8M blind individuals, due to many reasons, including glaucoma, diabetic retinopathy, or forms of cancer and trauma Video Camera in Glasses Wireless Transmitter

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Progress towards Commercializing Orion

- **In 2016, Second Sight & UCLA implanted a wireless multichannel neurostimulation system on the visual cortex of a patient**
  - Patient was able to perceive and localize individual phosphenes (or spots of light) with no significant adverse side effects for over a year.
  - This implant was performed as part of a "proof of concept" clinical trial whose purpose is to demonstrate initial safety and feasibility of human visual cortex stimulation.



Orion Feasibility

- **In Q1 2018, we successfully implanted and activated the first subject for the Orion feasibility study**
  - **The patient was able to see phosphenes, spots of light, on nearly every electrode tested with no serious adverse events reported.**
  - **Ronald Reagan UCLA Medical Center & Baylor College of Medicine will enroll up to five total patients.**
  - **Orion has received FDA Breakthrough Device designation which is intended to help patients have more timely access to innovative medical devices by expediting their development, assessment & review**

Second Sight
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NASDAQ: EYES Established Technology Leadership 9 • 400+ patents issued • 80+ patents pending Pioneering Technology Groundbreaking Research Recognized Leadership • 75+ scientific publications • 6 clinical & post - approval studies • Demonstrated benefit of 10+ years post - implant • Numerous innovation awards • Coverage in all major countries and U.S. media markets The 50 Smartest Companies for 2014

Argus II: An Effective Treatment for Blindness

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Significant first mover advantage – Currently the ONLY reimbursed treatment for blindness in US

Retinal Prosthesis Competitors	CE Mark	Widely Reimbursed in Europe	FDA Approved	Reimbursed in USA
Second Sight, Argus®II	✔	✔	✔	✔
Retina Implant (Germany)	✔	✗	✗	✗
Pixium Vision (France)	✔**	✗	✗	✗
Nidek Co., Ltd. (Japan)	✗	✗	✗	✗
Bionic Vision Technologies (Australia)	✗	✗	✗	✗
NanoRetina (Israel)	✗	✗	✗	✗
Other Therapies	**CE Mark**	**Widely Reimbursed in Europe**	**FDA Approved**	**Reimbursed in USA**
Stem Cells	✗	✗	✗	✗
Gene Therapy	✗	✗	✔*	✗
Opto-Genetics	✗	✗	✗	✗
Transplant	✗	✗	✗	✗

*One company has FDA approval for a gene therapy for a single genetic form of RP

** Withdrawn from market following device failures and further development postponed

Second Sight

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NASDAQ: EYES Cumulative Commercial Implants 11 3 6 9 11 18 22 26 31 40 46 49 54 69 88 108 123 144 154 165 179 186 200 219 231 260 - plus 0 50 100 150 200 250 300 2012 2013 2014 2015 2016 2017

NASDAQ: EYES Commercial Growth Strategy: Expanding Reimbursement Coverage 12 • 5 of 7 MACs covering 31 states with positive coverage decisions for Argus II • $122.5k CMS outpatient reimbursement rate for device and surgical procedure in 2018 • Coverage in 2H 2018 in England under “Commissioning through Evaluation” innovation funding program • Coverage in Germany under NUB (innovation funding) program • Coverage in France under “ Forfait Innovation” program • Funding in several regions of Italy • Distribution partnerships in other areas Current Reimbursement in U.S. Currently Approved for Sale

NASDAQ: EYES Commercial Growth Strategy: Strengthening Centers of Excellence • Full - time vision rehabilitation team for each patient • Individual patient assessment & training program • Local programming & fittings • Full reimbursement for all device & procedure costs of $122.5K in 2018. • CPT codes established for post - surgery programming • Expansive outreach program for qualified candidates • Advanced screening with medical professionals • Interactive patient database, blindness level segmented • Proprietary durable implant • Ongoing upgrades, enhancements of externals • Ongoing research, partnering with assistive technologies 13 Builds foundation for future applications (All Cortical & Retinal Platforms) Financial Patient Recruitment Patient Management For Life Artificial Vision Rehabilitation & Programming Center of Excellence

NASDAQ: EYES Commercial Growth Strategy: Argus II Technology & Market Expansion 14 • Proprietary durable implanted array + continuous improvement in our externals Argus II platform: o Benefit current patients using the Argus II technology with ongoing enhancements to our VPU, software, camera & external wear • Expand treatable market with “better sighted” RP clinical studies: o Significantly expand currently addressable RP patient population by 3x - 5x. A substantial portion of these patient candidates now reside in our US database. o Initiating clinical trial in Germany and pursuing label expansion with FDA for U.S. market in 2018

NASDAQ: EYES Select Financials 15 1) Non - GAAP adjusted net loss excludes non - cash expenses including stock - based compensation and reserve for excess inventory. (USD $ in Thousands) 2017 FY 2016 Implants 75 (30 implants in Q4) 42 (7 implants in Q4) Revenue $7,964 $3,985 Gross Profit (Loss) 2,847 (6,091) Net L oss (28,516) (33,179) Non - GAAP Adjusted Net Loss 1 (27,576) (24,812) (USD $ in Thousands) Dec 31, 2017 Dec 31, 2016 Cash and money market funds $7,839 $10,875 Outstanding Debt $0 $0 Select Projected Financials at Scale Annual Breakeven >400 Units Gross Margins +70%

NASDAQ: EYES Second Sight Key Takeaways 16 Technology Leadership • Approved for sale in the US, EU and other markets globally • Robust IP portfolio with 500+ patents issued and pending; Over $200M invested to date • Significant first mover advantage with 5+ year lead over any other therapeutic option in U.S. Large Market Opportunity • RP and other untreatable forms of blindness totaling an estimated 8+ million people • Significant unmet clinical need with proven clinical benefit Increased Adoption of Argus II in 2017 • Centers of Excellence commercial model • Technology enhancements to broaden RP target to better - sighted patients Established Reimbursement in U.S. and Europe • 2018 established rate of $122.5K in U.S. with coverage in 31 states, two territories and the District of Columbia • CPT codes established for post - surgery programming • Reimbursement or funding in 4 of 5 biggest European markets - Germany, Italy, France and UK Robust R&D pipeline • Argus II improvements to advance performance and expand markets • The Orion platform represents a breakthrough for untreatable forms of blindness • First patient implanted in January 2018

NASDAQ: EYES Contacts Retail Investor Relations Greg Falesnik Managing Director MZ North America Direct: 949 - 385 - 6449 Greg.Falesnik@mzgroup.us 17 Second Sight Medical Products, Inc. 12744 San Fernando Road Suite 400 Sylmar, CA 91342 Main: 818 - 833 - 5000 www.secondsight.com Institutional Investor Relations Lisa Wilson President In - Site Communications, Inc. Direct: 212 - 452 - 2793 lwilson@insitecony.com Will McGuire President & CEO Direct: 818 - 833 - 5040 wmcguire@secondsight.com